Exhibit 5.1

October 25, 2010

Investment Technology Group, Inc.
380 Madison Avenue
New York, New York 10017

Re:  Investment Technology Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel to Investment Technology Group, Inc., a Delaware corporation (the “Company”).  I have advised the Company in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 972,313 shares of common stock, par value $0.01 per share (the “Shares”), of the Company issuable pursuant to (1) the Majestic Research Corp. 2005 Stock Option Plan (the “2005 Plan”) and (2) stand-alone performance stock unit agreements by and between the Company and certain former employees of Majestic Research Corp. entered into as a material inducement of employment with the Company (the “Performance Stock Unit Agreements”).

In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the 2005 Plan, the Performance Stock Unit Agreements and such other documents, records and other instruments as I have deemed necessary or appropriate for the purposes of the opinion set forth herein. In rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies and the legal capacity of all individuals executing such documents.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares to be originally issued by the Company pursuant to the 2005 Plan and the Performance Stock Unit Agreements have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the 2005 Plan and the Performance Stock Unit Agreements, as applicable, will be validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Secretary